Exhibit 23.1


MANNING ELLIOTT LLP                         11th floor, 1050 West Pender Street,
                                                   Vancouver, BC, Canada V6E 3S7
                                      Phone: 604.714.3669 Web: manningelliot.com
CHARTERED ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 9, 2005 and September 13, 2004, included in the Registration Statement on Form SB-2 Amendment No. 4 and related Prospectus of AVVAA World Health Care Products, Inc. for the registration of shares of its common stock.


/s/ "Manning Elliot LLP"


MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 30, 2005